Exhibit 2.2

SUPPLEMENT FOR MERGER SUB ACCESSION

TO MERGER AGREEMENT

This SUPPLEMENT FOR MERGER SUB ACCESSION TO MERGER AGREEMENT, dated as of the 15th day of April, 2011 (this “Supplement”), to the Agreement and Plan of Reorganization, dated as of December 15, 2010 (as may be amended from time to time in accordance with the terms thereof, the “Agreement”), by and between United Bankshares, Inc., a West Virginia corporation (“United”) and Centra Financial Holdings, Inc., a West Virginia corporation (“CFHI”).

WHEREAS, terms used but not otherwise defined herein have the meanings specified in the Agreement; and

WHEREAS, pursuant to Section 2.01 of the Agreement, United has determined to consummate the Merger in part through the merger of CFHI with and into UBC Holding Company, Inc., a West Virginia corporation (the “Merger Sub”).

NOW, THEREFORE, in consideration of the premises and of the mutual covenants, representations and warranties contained in the Agreement, the parties agree as follows:

1. Agreement. Merger Sub agrees (i) to be bound by and subject to the terms of the Agreement, (ii) to become a party to the Agreement, as provided by Section 2.01 thereof, (iii) to perform all obligations and agreements set forth therein, and (iv) to adopt the Agreement with the same force and effect as if the undersigned were originally a party thereto.

2. Notice. Any notice required to be provided pursuant to Section 10.06 of the Agreement shall be given to the Merger Sub at the following address:

UBC Holding Company, Inc.

514 Market Street

Parkersburg, WV 26101

Attn: Richard M. Adams, President

With a copy to:

Bowles Rice McDavid Graff & Love LLP

600 Quarrier Street (25301)

P. O. Box 1386

Charleston, West Virginia 25325-1386

Facsimile: (304) 343-3058

Attn: Sandra M. Murphy, Esq.

IN WITNESS WHEREOF, this Supplement has been duly executed and delivered by the undersigned, duly authorized thereunto as of the date first hereinabove written.

UBC HOLDING COMPANY, INC.

By:	/s/ Richard M. Adams
Name:	Richard M. Adams
Title:	President

CENTRA FINANCIAL HOLDINGS, INC.

By:	/s/ Darren K. Williams
Name:	Darren K. Williams
Title:	Chief Financial Officer

UNITED BANKSHARES, INC.

By:	/s/ Richard M. Adams
Name:	Richard M. Adams
Title:	Chairman of the Board and Chief Executive Officer

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